UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2019

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2019, the Board of Directors (“Board”) of Simmons First National Corporation (“Corporation”) approved amendments to Article IV, Section 6 of the Corporation’s bylaws (“Bylaws”) to update the description of the role of the Risk Committee (“Committee”) of the Board. Under Article IV, Section 6 of the Bylaws, as amended, the Committee shall assist the Board in fulfilling its responsibility to Corporation’s shareholders with respect to its oversight of the Corporation’s enterprise-wide risk management function (including, among other things, the identification, assessment, measurement, monitoring, and management of key risks to the Corporation and its subsidiaries), as well as such other matters as may be delegated to the Committee by the Board from time to time.

On May 16, 2019, the Board also approved an amendment to Article IV, Section 3 of the Bylaws to update the title of the head of the Corporation’s internal audit department from Internal Audit Group Manager to Chief Audit Executive.

The aforementioned amendments to the Bylaws are effective May 16, 2019. The text of Article IV, Sections 3 and 6 of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and incorporated herein by reference. This description of the amendments is qualified in its entirety by reference to the text thereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1. Article IV, Sections 3 and 6 of the Corporation’s Bylaws, as amended effective May 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: May 21, 2019	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer